UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2007 (October 3, 2007)
Date of Report (Date of earliest event reported)

Commission	Registrant’s Name, State of Incorporation,	IRS Employer
File Number	Address and Telephone Number	Identification No.

1-5152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232-4116
503-813-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

PacifiCorp today completed the sale of $600 million in aggregate principal amount of its 6.25% First Mortgage Bonds due October 15, 2037 (the “Bonds”) to Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. pursuant to an Underwriting Agreement dated September 28, 2007.

PacifiCorp intends to use the net proceeds to repay short-term debt and for general corporate purposes.

The Twenty-First Supplemental Indenture to PacifiCorp’s Mortgage and Deed of Trust, between PacifiCorp and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee, which relates to the issuance of the Bonds and is dated as of October 1, 2007, is attached as an exhibit under Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Twenty-First Supplemental Indenture, dated as of October 1, 2007, to PacifiCorp’s Mortgage and Deed of Trust dated as of January 9, 1989.

12.1	Statements of Computation of Ratio of Earnings to Fixed Charges.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of forward-looking words, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “intend,” and similar terms. These statements are based on PacifiCorp’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside PacifiCorp’s control and could cause actual results to differ materially from those expressed or implied by PacifiCorp’s forward-looking statements. These factors include, among others:

•	The outcome of general rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies;

•
Changes in prices and availability for both purchases and sales of wholesale electricity and purchases of coal, natural gas and other fuel sources that could have a significant impact on generation capacity and energy costs;

•	Changes in regulatory requirements or other legislation, including limits on the ability of public utilities to recover income tax expense in rates such as Oregon Senate Bill 408;

•	Changes in economic, industry or weather conditions, as well as demographic trends, that could affect customer growth and electricity usage or supply;

•	A high degree of variance between actual and forecasted load and prices that could impact the hedging strategy and costs to balance electricity load and supply;

•
Hydroelectric conditions, as well as the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings, that could have a significant impact on electric capacity and cost and on PacifiCorp’s ability to generate electricity;

•	Performance of PacifiCorp’s generation facilities, including unscheduled outages or repairs;

•
Changes in, and compliance with, environmental and endangered species laws, regulations, decisions and policies that could increase operating and capital improvement costs, reduce plant output and/or delay plant construction;

•	The impact of new accounting pronouncements or changes in current accounting estimates and assumptions on financial position and results of operations;

•
The impact of increases in healthcare costs, changes in interest rates and investment performance on pension and other post-retirement benefits expense, as well as the impact of changes in legislation on funding requirements;

•	Availability, terms and deployment of capital;

•	Financial condition and creditworthiness of significant customers and suppliers;

•
The impact of derivative instruments used to mitigate or manage volume and price risk and interest rate risk and changes in the commodity prices, interest rates and other conditions that affect the value of the derivatives;

•	Changes in PacifiCorp’s credit ratings;

•
Timely and appropriate completion of PacifiCorp’s resource procurement process; unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future generation plants and infrastructure additions;

•	Other risks or unforeseen events, including wars, the effects of terrorism, embargos and other catastrophic events; and

•
Other business or investment considerations that may be disclosed from time to time in the U.S. Securities and Exchange Commission (the “SEC”) filings or in other publicly disseminated written documents.

PacifiCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP
(Registrant)

Date: October 3, 2007	/s/ David J. Mendez
David J. Mendez
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Twenty-First Supplemental Indenture, dated as of October 1, 2007, to PacifiCorp’s Mortgage and Deed of Trust dated as of January 9, 1989.

12.1	Statements of Computation of Ratio of Earnings to Fixed Charges.